UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material under § 240.14a-12

Radius Global Infrastructure, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

This filing relates to the proposed acquisition of Radius Global Infrastructure, Inc. by affiliates of EQT and Public Sector Investment Board. The following is a press release issued by EQT in connection with the proposed transaction.

EQT Fund Management S.a.r.l. 51A, Boulevard Royal L-2449 Luxembourg

PRESS RELEASE	1 March 2023

EQT Active Core Infrastructure announces first investment to acquire Radius Global Infrastructure

•	Radius owns and acquires critical digital infrastructure properties globally

•	Transaction highlights EQT’s active ownership approach by acquiring an attractive, stable core infrastructure asset portfolio within a growing platform targeting a substantial market opportunity

•	EQT Active Core Infrastructure and PSP Investments to further accelerate Radius’ growth and future success

EQT is pleased to announce that the EQT Active Core Infrastructure fund (“EQT Active Core Infrastructure”) together with Public Sector Pension Investment Board (“PSP”) has agreed to acquire Radius Global Infrastructure (“Radius” or the “Company”) (NASDAQ:RADI). Under the terms of the agreement, Radius shareholders will receive $15.00 per share in cash in a transaction valued at a total enterprise value of approximately $3.0 billion.

Radius owns and acquires critical digital infrastructure, including ground, tower, rooftop and in-building cell sites, in over 20 countries across North and South America, Europe, and Australia. Radius’ portfolio of approximately 9,000 leases across nearly 7,000 sites serves more than 200 customers. The Company achieved $157.6 million in Annualized In-Place Rents as of the end of 2022.

We believe Radius is well positioned to benefit from the market’s growing need for critical digital infrastructure, accelerated by growing global mobile network data traffic, 5G densification of cell networks, IoT and new technologies. Radius’ sites serve as a critical element for cell tower and telecom companies and the Company is poised to benefit from these tailwinds while generating value for stakeholders within the value chain.

EQT and PSP will support the Company’s expansion efforts by leveraging their global scale and significant experience with digital infrastructure assets to expand Radius’ portfolio, including to new markets. Radius will be the first investment signed by EQT Active Core Infrastructure.

Alex Greenbaum, Partner within EQT Active Core Infrastructure’s Advisory Team, said, “Radius is one of the market leaders in the aggregation of digital infrastructure sites and we believe it will benefit from long-term tailwinds supported by growing demand for data. This acquisition aligns directly with EQT Active Core Infrastructure’s investment criteria and thematic approach to investing—Radius’ strong cash flows, sticky customer base, geographically diverse portfolio and inflation protection make the Company a strong fit for the fund. We look forward to partnering with the entire Radius team as they continue their strong growth trajectory.”

Bill Berkman, CEO of Radius, said, “This transaction is both an exciting next step for Radius and a great outcome for shareholders as it provides compelling value. We are excited to partner with EQT for the next phase of growth. EQT’s global presence and hands-on approach will enable Radius to accelerate origination activity and further invest in both geographic expansion and adjacent asset opportunities. With EQT and PSP’s support, we will continue to be a strong and collaborative partner for our tenants as we continue to grow Radius as the premier global aggregator and owner of digital infrastructure-oriented real property assets. I want to thank the incredible Radius team for their commitment and success in building the platform we have today.”

The transaction is expected to close in the third quarter of 2023, subject to customary conditions and approvals, as well as certain other conditions related to Radius’ indebtedness and available cash. The agreement to acquire Radius is the first transaction signed by EQT Active Core Infrastructure, which means that the fund has started charging management fees (which, in this fund, are based on net invested capital).

Morgan Stanley & Co. LLC served as financial advisor and Simpson Thacher & Bartlett LLP as legal advisor to EQT Active Core Infrastructure. Evercore served as financial advisor and Weil, Gotshall & Manges LLP as legal advisor to PSP Investments.

Contact

US inquiries:

Stephanie Greengarten, +1 646 687 6810, stephanie.greengarten@eqtpartners.com

International inquiries:

EQT Press Office, press@eqtpartners.com, +46 8 506 55 334

About EQT

EQT is a purpose-driven global investment organization with EUR 113 billion in assets under management within two business segments – Private Capital and Real Assets. EQT owns portfolio companies and assets in Europe, Asia-Pacific and the Americas and supports them in achieving sustainable growth, operational excellence and market leadership.

More info: www.eqtgroup.com

Follow EQT on LinkedIn, Twitter, YouTube and Instagram

About PSP Investments

The Public Sector Pension Investment Board (PSP Investments) is one of Canada’s largest pension investment managers with $230.5 billion of net assets under management as at March 31, 2022. It manages a diversified global portfolio composed of investments in capital markets, private equity, real estate, infrastructure, natural resources and credit investments. Established in 1999, PSP Investments manages and invests amounts transferred to it by the Government of Canada for the pension plans of the federal Public Service, the Canadian Forces, the Royal Canadian Mounted Police and the Reserve Force. Headquartered in Ottawa, PSP Investments has its principal business office in Montréal and offices in New York, London and Hong Kong.

For more information, visit www.investpsp.com or follow us on Twitter and LinkedIn.

About Radius Global Infrastructure

Radius Global Infrastructure, Inc., through its various subsidiaries, is a multinational owner and acquiror of triple net rental streams and real properties leased to wireless operators, wired operators, wireless tower companies, and other digital infrastructure operators as part of their infrastructure required to deliver a wide range of services.

More info: www.radiusglobal.com/

The information contained herein does not constitute an offer to sell, nor a solicitation of an offer to buy, any security, and may not be used or relied upon in connection with any offer or solicitation. Any offer or solicitation in respect of EQT Future will be made only through a confidential private placement memorandum and related documents which will be furnished to qualified investors on a confidential basis in accordance with applicable laws and regulations. The information contained herein is not for publication or distribution to persons in the United States of America. Any securities referred to herein have not been and will not be registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and may not be offered or sold without registration thereunder or pursuant to an available exemption therefrom. Any offering of securities to be made in the United States would have to be made by means of an offering document that would be obtainable from the issuer or its agents and would contain detailed information about the issuer of the securities and its management, as well as financial information. The securities may not be offered or sold in the United States absent registration or an exemption from registration.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities or constitute a solicitation of any vote or approval.

In connection with the proposed transaction, Radius will file with the Securities and Exchange Commission (the “SEC”) a proxy statement on Schedule 14A. Promptly after filing its definitive proxy statement with the SEC, Radius intends to mail the definitive proxy statement and a proxy card to each shareholder entitled to vote at the special meeting relating to the proposed transaction. INVESTORS AND SHAREHOLDERS OF RADIUS ARE URGED TO READ THE PROXY STATEMENT (INCLUDING ALL AMENDMENTS AND SUPPLEMENTS THERETO) AND OTHER DOCUMENTS RELATING TO THE PROPOSED TRANSACTION THAT WILL BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Shareholders will be able to obtain free copies of the proxy statement and other documents containing important information about the Company once such documents are filed with the SEC, through the website maintained by the SEC at http://www.sec.gov. The proxy statement and other documents (when available) can also be obtained free of charge from Radius by directing a request to Radius’ Investor Relations at investorrelations@radiusglobal.com or by calling 1-484-278-2667.

PARTICIPANTS IN SOLICITATION

Radius and its directors and executive officers may be deemed to be participants in the solicitation of proxies from Radius’ shareholders in connection with the proposed transaction. Information about the directors and executive officers of Radius is set forth in Radius’ SEC filings and on Radius’ website. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC when they become available.

FORWARD-LOOKING STATEMENTS AND DISCLAIMERS

Certain matters discussed in this press release, including the attachments, contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) that are subject to risks and uncertainties. For these statements, EQT claims the protections of the safe harbor for forward-looking statements contained in such Sections. These forward-looking statements include information about possible or assumed future results of Radius’ business, financial condition, liquidity, capital expenditures, results of operations, plans and objectives, macroeconomic conditions and EQT’s proposed transaction with Radius and PSP. In some cases, these forward-looking statements can be identified by the use of forward-looking terminology, including the terms “believe,” “expect,” “anticipate,” “estimate,” “outlook,” “plan,” “continue,” “intend,” “should,” “may”, “will,” or similar expressions, their negative or other variations or comparable terminology.

Forward-looking statements are subject to significant risks and uncertainties and are based on beliefs, assumptions and expectations based upon Radius’ historical performance and on Radius’ current plans, estimates and expectations in light of information available to Radius. Any forward-looking statement speaks only as of the date on which it is made. Except as required by law EQT is not obligated to, and does not intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Forward-looking statements are subject to various risks and uncertainties and assumptions relating to Radius’ operations, financial results, financial condition, business, prospects, growth strategy and liquidity. Actual results may differ materially from those set forth in the forward-looking statements. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results.

Certain important factors could cause Radius’ actual results to differ materially from those expressed in or contemplated by the forward-looking statements are summarized below. Other factors besides those summarized could also adversely affect Radius. Radius operates in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time and it is not possible for management to predict all such risks and uncertainties or how they may affect Radius. In addition, Radius cannot assess the impact of each factor on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

Important other factors that could cause Radius’ actual results to differ materially from those expressed in or contemplated by the forward-looking statements include, but are not limited to: EQT’s proposed transaction with Radius and PSP may not be completed in a timely manner or at all, including the risk that any required antitrust and foreign direct investment approvals are not obtained, are delayed or are subject to unanticipated conditions that could adversely affect Radius’ or the expected benefits of the proposed transaction or that the approval of Radius’ shareholders is not obtained; the failure to realize the anticipated benefits of the proposed transaction; the possibility that any or all of the various conditions to the consummation of the proposed transaction may not be satisfied or waived, including the failure to receive any required antitrust and foreign direct investment approvals from any applicable governmental entities (or any conditions, limitations or restrictions placed on such approvals) and to satisfy conditions related to there being no event of default under certain of Radius’ existing debt facilities and Radius having a specified minimum cash balance at closing; the occurrence of any event, change or other circumstance that could give rise to the termination of the proposed transaction, including in circumstances that would require Radius to pay a termination fee or other expenses; the effect of the announcement or pendency of the proposed transaction on Radius’ ability to retain and hire key personnel, Radius’ ability to maintain the relationships with its customers, suppliers and others with whom it does business, or its operating results and business generally; risks related to diverting management’s attention from Radius’ ongoing business operations; the risk that shareholder litigation in connection with the proposed transaction may result in significant costs of defense, indemnification and liability; the extent that wireless carriers (mobile network operators, or “MNOs”) or tower companies consolidate their operations, exit the wireless communications business or share site infrastructure to a significant degree; the extent that new technologies reduce demand for wireless infrastructure; competition for assets; whether the tenant leases for the wireless communication tower, antennae or other digital communications infrastructure located on Radius’ real property interests are renewed with similar rates or at all; the extent of unexpected lease cancellations, given that most of the tenant leases associated with Radius’ assets may be terminated upon limited notice by the MNO or tower company and unexpected lease cancellations could materially impact cash flow from operations; economic, political, cultural, and regulatory risks and other risks to Radius’ operations outside the U.S., including risks associated with fluctuations in foreign currency exchange rates and local inflation rates; the effect of the Electronic Communications Code in the United Kingdom, which may limit the amount of lease income Radius generates in the United Kingdom; the extent that Radius continues to grow at an accelerated rate, which may prevent Radius from achieving profitability or positive cash flow at a company level (as determined in accordance with GAAP) for the foreseeable future, particularly given Radius’ history of net losses and negative net cash flow; the fact that Radius has incurred a significant amount of debt and may in the future incur additional indebtedness; the extent that the terms of Radius’ debt agreements limit its flexibility in operating its business; and the other factors, risks and uncertainties described in Radius’ Annual Report on Form 10-K for the fiscal year ended December 31, 2021 and in its subsequent filings under the Exchange Act.